Exhibit 10.2

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE ACT OR SUCH STATE LAW.

TELTRONICS, INC.

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COMMON STOCK

PURCHASE WARRANT

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Certificate No. W-1
Dated as of July 6, 2005

        Reference is made to that certain Revolving Credit, Term Loan and Security Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the “Loan Agreement”), among TELTRONICS, Inc., a Delaware corporation (the “Company”), and CAPITALSOURCE FINANCE LLC, an affiliate of CS EQUITY LLC, a Delaware limited liability company (“CS Equity”), and to the other Loan Documents, pursuant to which such affiliate has agreed to make certain loans to the Borrowers (the “Loans”). This Warrant is issued at Closing under the Loan Agreement. The obligations of the above-named affiliate of CS Equity to execute and deliver the Loan Documents and to consummate the transactions thereunder are conditioned on, among other things, the issuance of this Warrant to CS Equity, and the Company has agreed to issue this Warrant to CS Equity in order to induce such affiliate to enter into the Loan Documents and to make the Loans.

        Capitalized terms used in this Warrant and not elsewhere defined herein shall have the meanings set forth in Schedule 1 to this Warrant or in the Loan Agreement (if defined therein).

1.     Grant. In consideration of the foregoing and other value received, the Company hereby grants to CS Equity and/or its assigns or transferees (collectively, the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase up to 236,236 shares of Common Stock (or other security issued in accordance with Section 8) subject to adjustment from time to time (the “Warrant Shares”), which Warrant Shares equal 3.0% of the Common Stock Deemed Outstanding as of the date hereof after taking into account this Warrant (calculated on an as converted, fully diluted basis).

2.     Exercise Period. The right to exercise this Warrant, in whole or in part, begins on the date hereof and expires on the later of (i) the tenth anniversary of the date hereof, and (ii) the date 6 years after irrevocable payment in full in cash of all of the Obligations under, and termination of, the Loan Agreement (such later date, the “Expiration Date”).

3.     Exercise Price. The exercise price of this Warrant is $0.35 per share (the “Exercise Price”).

4.    Anti-Dilution Adjustment.

    (a)        Dilutive Transactions. Each time the Company enters into a Dilutive Transaction, the number of Warrant Shares issuable hereunder shall be increased to the number determined by performing the following calculation and rounding the resulting number to the nearest whole share: Divide: (i) the Non-Dilutive Price then in effect of a Warrant Share multiplied by the number of Warrant Shares then issuable hereunder, by (ii) the Weighted Average Per Share Value.

    (b)        Readjustment. If any option, right or right to convert or exchange any Common Stock Equivalent issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise in full of this Warrant, the number of Warrant Shares then issuable hereunder shall forthwith be readjusted to such lesser number (but in no event less than zero) as would have been issuable had the option, right or Common Stock Equivalent never been issued.

5.     Other Adjustments.

    (a)        Adjustment for Change in Common Stock. If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides, splits or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such action shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if the Holder had exercised this Warrant in full immediately prior to such Adjustment Event. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. The adjustment shall be made successively whenever any Adjustment Event occurs.

    (b)        Adjustment for Reorganization. Subject to Section 11.8, if there occurs any Reorganization or Change of Control, there shall thereafter be deliverable, upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) and payment of the exercise Price the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant in full would have been entitled upon such Reorganization or Change of Control if such Warrant had been exercised in full immediately prior to such Reorganization or Change of Control.

    (c)        Certificate as to Adjustments. In each case of any adjustment or readjustment in the number of shares, securities or other property issuable upon exercise of this

Warrant, the Company at its expense will promptly provide written notice to the Holder stating the number of shares of Common Stock, other securities or other property then issuable upon exercise of this Warrant and the applicable Exercise Price after such adjustment, showing how such amounts were calculated. Upon each adjustment of the number of Warrant Shares issuable hereunder, the Exercise Price shall also be equitably and proportionately adjusted.

6.     Participation in Dividends, Distributions, Repurchases or Redemptions. If the Company declares any dividend in respect of Common Stock or makes any distribution, in each case, that is not in shares of Common Stock, or repurchases or redeems any of its Common Stock (except forfeitures by holders, and/or repurchases by the Company, of any shares of Common Stock or options pursuant to any employment agreements with executives of the Company or pursuant to any equity incentive plan in existence on the date hereof that has been approved by the stockholders of the Company and qualifies as an incentive plan under the Internal Revenue Code of 1986, as amended (collectively, “Permitted Redemptions”)), the Company will pay the Holder the declared dividend, or offer to include the Holder in such distribution, repurchase or redemption, as if the Holder had exercised this Warrant in full immediately prior to such event or any record date with respect thereto. If the Holder elects to participate in a repurchase or redemption, this Warrant shall be modified (as of the date of such event) so that the Holder shall be entitled to receive, upon exercise, the number of Warrant Shares issuable hereunder less the number of Warrant Shares redeemed or repurchased.

7.     Prior Notice as to Certain Events.

    (a)        Dividends, Distributions, Subscription Rights. If the Company (i) pays any dividend, or makes any distribution, or repurchases or redeems any of its capital stock (except Permitted Redemptions), (ii) offers any subscription rights to the holders of its capital stock to purchase any additional shares of stock of any class or any other rights, or (iii) authorizes the issuance of shares of Common Stock or Common Stock Equivalents, then at least 15 Business Days prior to the action or record date for such action, the Company will send written notice to the Holder of the dates on which (A) the Company will close its books or take a record for such action, (B) such action will occur, and (C) the holders of capital stock of record will participate in such action.

    (b)        Reorganizations. If the Company (i) enters into any Reorganization, Change of Control or reclassification of its capital stock or equity securities, (ii) is the subject of a voluntary or involuntary dissolution, liquidation or winding up, (iii) takes any action, substantive steps or processes toward an IPO, or (iv) receives a notice from any holder of its equity securities that such holder desires to exercise any right to “put” or sell such securities back to the Company or to have such securities redeemed or repurchased by the Company, then at least 15 Business Days prior to such action or transaction, the Company will send written notice to the Holder of the dates on which (A) the Company will close its books or take a record for such action, (B) such action will occur, and (C) if applicable, the holders of capital stock of record may exchange their capital stock for securities or other property deliverable upon such action.

8.     Alternate Class. If the Company consummates the registration of any Common Stock Equivalent (an “Alternate Class”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), upon the request of the Holder: (a) the Company will issue to the Holder, upon exercise of this Warrant, that number of shares of such Alternate Class that would be convertible into the number of Warrant Shares into which this Warrant is then convertible, and (b) all references herein to Common Stock and Warrant Shares shall be deemed to refer to the Alternate Class and such shares of such Alternate Class.

9.     Reservation of Common Stock; Par Value. The Company will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive or similar rights, liens, security interests, charges and other encumbrances and/or restrictions on sale or otherwise. Without limiting the generality of the foregoing, the Company will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Exercise Price, and in furtherance of the foregoing, shall promptly cause the Certificate of Incorporation of the Company to be amended to reduce the par value of the Common Stock if the Exercise Price is reduced below the current par value, and (ii) not amend or modify any provision of the Certificate of Incorporation of the Company or by-laws of the Company in any manner that would adversely affect in any material way the powers, preferences or rights of the Common Stock or which would adversely affect in any material way the rights of the Holder.

10.     No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

11.     Registration Rights.

        11.1     Effective Date. The rights of each Holder that holds Registrable Securities under this Section 11 are effective as of the date hereof and shall remain in full force and effect for so long as the Holder continues to hold any Registrable Securities.

        11.2     Piggyback Registrations.

                    (1)        RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-8 or Form S-4 or any successor forms, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities and (subject to subsections (2) and (3) below) shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the day on which the Company’s notice is deemed delivered under the terms hereof. Solely for purposes of this Section 11,

“Registrable Securities” shall mean Registrable Securities with respect to which the Holder has exercised its rights to obtain under this Warrant shares of Common Stock.

                    (2)        PRIORITY ON INITIAL REGISTRATION. If a Piggyback Registration is an underwritten registration of shares being sold by the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration: (i) first, the securities the Company proposes to sell; (ii) second, to the extent an amount of additional securities are to be included in the registration, the Registrable Securities requested to be included in such registration, and (iii) third, to the extent an amount of additional securities are to be included in the registration, all other securities requested to be included in such registration pursuant to the exercise of other piggyback registration rights granted by the Company, allocated on a pro rata basis.

                    (3)        PRIORITY ON SUBSEQUENT REGISTRATION. If a Piggyback Registration is an underwritten registration other than a registration of shares being sold by the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, Registrable Securities requested to be included in such registration, (ii) second, to the extent an amount of additional securities are to be included in the registration, the securities the Company proposes to sell, and (iii) third, to the extent an amount of additional securities are to be included in the registration, all other securities requested to be included in such registration pursuant to the exercise of other piggyback registration rights granted by the Company, allocated on a pro rata basis.

        11.3     Undertakings of the Company. The Company agrees: (i) not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration unless the Holder and the underwriters managing the registered public offering otherwise agree, and (ii) to provide in any agreements pursuant to which equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, are or have been purchased, acquired or received (other than in a registered public offering) that each holder of such securities agree that if such holder owns at least one percent (on an as converted fully-diluted basis) of the Common Stock or Common Stock Equivalents (including any securities convertible into or exchangeable or exercisable for Common Stock) of the Company such holder shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such shares or securities for the period of time requested by the managing underwriter in connection with any underwritten Piggyback Registration, which period shall not exceed 90 days, unless the Holder and the managing underwriters of the registered public offering otherwise agree.

        11.4 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such

Registrable Securities in accordance with the intended method of disposition therefor, and pursuant thereto, the Company will, as expeditiously as possible, do all of the following:

                    (1)        REGISTRATION STATEMENT.  Prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel) and use its reasonable best efforts to avoid the issuance of (or if issued, obtain the withdrawal of) any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as soon as possible;

                    (2)        AMENDMENTS & SUPPLEMENTS.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof, which period shall not be less than six months;

                    (3)        FURNISH COPIES. Furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included therein (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement;

                    (4)        BLUE-SKY COMPLIANCE. Use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction other than with respect to the registration, qualification or exemption therefrom of the Registrable Securities);

                    (5)        NOTIFICATIONS. Notify each seller of such Registrable Securities at any time when a registration statement related thereto is effective under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                    (6)        LISTING. Cause such Registrable Securities to be eligible for trading over the Counter Bulletin Board or any other nationally recognized United States trading market on which similar securities of the same class issued by the Company are currently listed;

                    (7)        TRANSFER AGENT; REGISTRAR. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                   (8)        UNDERWRITING AGREEMENTS, ETC. In the event of an underwritten public offering, enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                    (9)        SUPPLY INFORMATION. Make available for inspection by any seller of Registrable Securities, underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

                    (10)        OBTAIN COLD COMFORT LETTER AND OPINIONS OF COUNSEL. Obtain a cold comfort letter from the Company’s independent public accountants and opinions of counsel from the Company’s attorneys, each in customary form and covering such matters as are customarily given or covered by independent public accountants and attorneys, as applicable, in an underwritten public offering of securities, addressed to the sellers.

        11.5     Registration Expenses. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 11, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the sellers of Registrable Securities. Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the sellers of such Registrable Securities.

      11.6     Indemnification Provisions.

         (1)        INDEMNITY OF HOLDERS OF REGISTRABLE SECURITIES. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls each such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any underwriter by such holder expressly for use therein or by such holder’s failure to deliver to the Company in writing the information and affidavits required by subsection (2) of this Section 11.6 after the Company has furnished such holder with a sufficient number of copies of the registration statement or prospectus or any amendments or supplements thereto.

                    (2)        DISCLOSURE AND INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of such Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits relating to disclosure concerning such holder required to be included in the registration statement as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders; and provided, further, however that the liability of each holder will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                    (3)        NOTICE AND DEFENSE. Any person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the reasonable opinion of such indemnified party’s counsel a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to give timely notice will not relieve the receiving party of any obligation unless such delay unduly prejudices such party’s ability to defend such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement or omission made by the indemnified party without its consent (but such consent will not be unreasonably withheld) and an indemnified party will not be subject to any liability for any settlement or omission made by the indemnifying party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                    (4)        CONTINUING AND SURVIVING OBLIGATIONS; RIGHT OF CONTRIBUTION. The indemnification provided for under this Warrant will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities after the completion of any offering. The Company also agrees to make such provisions, based on its relative fault, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. The relative fault of the Company and the selling holder shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        11.7     Rule 144 Requirements. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to: (1) make and keep public information available, as defined for purposes of Rule 144 under the Securities Act, (2) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company to be filed under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (at all times after it has become subject to such reporting requirements), and (3) furnish to any holder of Registrable Securities, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act (at any time following the close of the first sale of securities by the Company pursuant to a registration statement) and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as such holder may reasonable request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

        11.8     Mergers, Etc. The Company shall not, directly or indirectly, enter into any Reorganization, Change of Control or other merger, consolidation, reorganization or similar transaction in which the Company shall not be the surviving Company unless the proposed surviving Company shall, prior to such transaction, agree in writing to assume the obligations of the Company under Section 11 of this Warrant, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities that a Holder would be entitled to receive in exchange for Registrable Securities under and/or in connection with any such transaction; provided, however, that the provisions of this Warrant shall not apply in the event of any such transaction in which the Company is not the surviving Company if all Holders holding Registrable Securities are entitled to receive in exchange for all of their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring Company that may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring Company that the acquiring Company has agreed to register, and actually does register, for resale to the public pursuant to the Securities Act contemporaneously with consummation of the transaction.

      11.9     Miscellaneous.

                    (1)        ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include Registrable Securities in a registration undertaken pursuant to this Warrant or which would materially and adversely affect the marketability of Registrable Securities in any registration.

                    (2)        OTHER REGISTRATION RIGHTS. Except as provided in this Warrant, the Company has not granted and will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities or any other Common Stock Equivalents, without the prior written consent of the holders of a majority of the Registrable Securities.

                    (3)        REMEDIES. Any Person having rights under this Section 11 will be entitled to enforce such rights specifically (without posting any bond or other security), to recover damages caused by reason of any breach of any provision of this Section 11, and to exercise all other rights granted by law other than injunctive relief with respect to a registration statement in which such Person does not participate.

12.     Exercise Procedure. To exercise this Warrant, the Holder must deliver to the principal office of the Company (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto and the Exercise Price for the Warrant Shares being purchased. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier’s or certified check, (iii) by wire transfer to an account designated by the Company, or (iv) in accordance with Section 13. Upon exercise, the Company, at its sole expense (including the payment by the Company of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 1 Business Day after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased upon exercise of this Warrant. The Warrant Shares so purchased shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of 9:00 am (New York City time) on the date on which the Holder exercises this Warrant. The Company shall pay any and all documentary, stamp or issue, transfer or similar taxes payable in respect of the issue or delivery of the Warrant Shares. This Warrant may be exercised in whole or in part and in the event this Warrant is partially exercised, the Company shall forthwith issue and deliver to the Holder a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

13.     Cashless Payment. In lieu of paying the applicable Exercise Price by legal tender, check, or wire transfer, the Holder may elect to receive, upon any exercise of this Warrant, that number of Warrant Shares equal to the quotient obtained by dividing:

[(A-B)(X)] by (A), where:
A	=	the Fair Market Value of a share of Common Stock on the date of exercise;
B	=	the Exercise Price for a share of Common Stock;

X	=	the number of Warrant Shares (equal to or less than the number of Warrant Shares then issuable hereunder) as to which this Warrant is being exercised.

14.     Sale of Warrant or Warrant Shares. Neither the issuance of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Securities Act or the Exchange Act or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable federal and state securities laws. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except: (i) as permitted by any effective registration statement under the Securities Act and such registration or qualification as may be required under the securities laws of any state in question, or (ii) as permitted by an exemption from such registration and/or qualification requirements under the Securities Act and the securities laws of any state or if any such registration and/or qualification is not required. For so long as any Warrant Shares are Registrable Securities, the Company shall cause each certificate evidencing any such Warrant Shares to bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE ACT OR SUCH STATE LAW.

15.     Put Right.

    (a)        Exercise of Put. At any time and from time to time during the Put Period, the Holder shall have the right to require the Company to repurchase (the “Put”) (i) all or part of this Warrant, and/or (ii) all or part of the Warrant Shares held by the Holder, at an aggregate price equal to the aggregate number of Warrants and Warrant Shares specified in the Put Notice multiplied by the Purchase Price (such aggregate amount, being the “Put Amount”), by delivering a written notice specifying the portion of the Warrant and/or the number of Warrant Shares to be purchased (the “Put Notice”). Notwithstanding and without limiting any other provision of this Warrant, the Holder shall have the right to exercise the Put, in whole or in part, in connection with and upon each and every occurrence and/or consummation of any of the following: (i) Event of Default and/or (ii) payment or prepayment in full of all Obligations.

    (b)        Closing. Upon the delivery of any Put Notice, the Company shall in good faith promptly determine the Purchase Price (including, if applicable, the Fair Market Value and Formula Price of the portion of the Warrant or the number of Warrant Shares to be purchased), and, within five (5) Business Days after its receipt of the Put Notice, the Company will purchase, and the Holder will sell, the Warrants and Warrant Shares specified in the Put Notice (the “Put Closing”). At each Put Closing, the Holder shall surrender this Warrant if being repurchased in whole or in part and deliver to the Company certificates representing any Warrant Shares to be repurchased by the Company, in each case without any representation or warranty (other than that Holder has good and valid title thereto and the power and authority to surrender such Warrant and/or Warrant Shares), and the Company shall deliver to the Holder the total Put Amount for the portion of the Warrant and/or number of Warrant Shares being repurchased by the Company by cashier’s or certified check payable to the Holder or by wire transfer of immediately available funds to a bank account designated by the Holder. In the event this Warrant or the Warrant Shares are partially repurchased at any Put Closing, the Company shall forthwith issue and deliver to the Holder a new certificate evidencing, or, as applicable, a new Warrant of like tenor to purchase that number of shares with respect to which such partial repurchase did not apply.

    (c)        Survival. Notwithstanding anything to the contrary in this Warrant, the terms of this Section 15, if not then fully exercised by the Holders, shall survive in full the exercise of this Warrant and/or each and every of the following: (i) public offering of securities of the Company (including, without limitation, an IPO), (ii) Value Event, (iii) Event of Default, and/or (iv) payment or prepayment in full of the Obligations.

16.     Transfer. The Company will register this Warrant on its books and keep such books at its offices. To effect a transfer permitted by clause (ii) under Section 14 hereof, the Holder must present (either in person, or by duly authorized attorney) written notice substantially in the form of Exhibit B attached hereto. To prevent a transfer in violation of Section 14, the Company may issue appropriate stop orders to its transfer agent.

17.     Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Company (at the request and expense of the Holder) will issue a replacement warrant or certificates evidencing such Warrant Shares, as applicable, upon reasonably satisfactory indemnification by the Holder (if required by the Company).

18.     Governing Law. The laws of the State of Delaware (other than its conflict of law rules) govern this Warrant.

19.     Information Covenants.

    (a)        Notice of Stockholder Meetings. If a meeting of the stockholders of the Company is called or if consents of the Company’s stockholders are solicited to consider and take action on a proposal for (i) the declaration of a dividend or payment of a distribution with respect to the Common Stock, (ii) the voluntary dissolution, liquidation or winding up of the Company, (iii) the issuance of shares of Common Stock or any Common Stock Equivalents, (iv) any Change of Control, IPO or Reorganization, or (v) any other action, then the Company send written notice thereof to each Holder at least five (5) Business Days prior to the record date for determining stockholders entitled to vote at such meeting or to take action with respect to such consent.

    (b)        Cooperation. The Company shall cooperate with each Holder and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such Person to complete and file any information reporting forms presently or hereafter required by the SEC and/or any other Governmental Authority as a condition to the availability of an exemption under the Securities Act and any applicable state securities law for the sale or purchase of this Warrant or any Warrant Shares.

    (c)        Financial Statements; Other Covenants. At any time while any part of this Warrant is exercisable or outstanding or any Warrant Shares are outstanding, the Company shall provide to each Holder and each holder of Warrant Shares, within five (5) Business Days of their completion, the financial statements required to be delivered to Lender pursuant to of the Loan Agreement.

    (d)        Proper Books and Records. The Company covenants that it will, and will cause its Subsidiaries to, keep proper books and records in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities.

20.     Notice. All notices and other communications given to or made under this Warrant shall be in writing and shall be given to the Company at its address set forth in the Loan Agreement and to Holder at its address shown on the books of the Company, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 20, and shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

21.     Change of Control. The Company shall not, directly or indirectly, enter into any Change of Control, Reorganization, IPO or merger, consolidation, reorganization or similar transaction in which the Company shall not be the surviving Company unless the proposed surviving Company shall, prior to such transaction, agrees in writing to assume the obligations of the Company under this Warrant in form and substance reasonably acceptable to Holder.

22.     Miscellaneous. As of the date hereof, CS Equity and/or its Affiliates provide financing to the Company and its Affiliates under the Loan Agreement. The obligations and indebtedness owing by the Company and its Affiliates under the Loan Agreement are (i) guaranteed by the Company and various subsidiaries of the Company and (ii) secured by the assets of the Company and various subsidiaries of the Company. Notwithstanding anything to the contrary, nothing in this Warrant shall affect, limit or impair the rights and remedies of CS Equity or any other Affiliate in their capacity as a lender to the Company or any of its subsidiaries pursuant to the Loan Agreement. Without limiting the generality of the foregoing, CS Equity and any other Affiliate, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status as a shareholder of the Company, or (ii) any duty it may have to any direct or indirect shareholder or warrant holder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

23.     Assignment; Registration of Transfer. This Warrant and the Warrant Shares may be assigned or transferred by the Holder. This Warrant may not be assigned by the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended or modified only in writing signed by the Company and the Holder and their permitted successors and assigns. Upon any assignment of this Warrant, a new warrant in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder.

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[signature appears on following page]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its President, and its corporate seal to be hereunto affixed and the said seal to be attested by its Secretary, as of the date first written above.

TELTRONICS, INC., a Delaware corporation
Attest: /s/ Russell R. Lee III Russell R. Lee, III, Secretary	By: /s/ Ewen R. Cameron Ewen R. Cameron, President

Agreed and Accepted:

CS EQUITY LLC,
a Delaware limited liability company

By: ____________________
Name:___________________
Title: __________________

Exhibit A

IRREVOCABLE SUBSCRIPTION

To:   _______________________

        The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

     _________________________
          (Name)

     _________________________
          (Address)

     _________________________
          (Taxpayer Number)

          and delivered to:

     _________________________
          (Name)

     _________________________
          (Address)

PAYMENT EXERCISE: The aggregate Exercise Price of $____ per share is enclosed.
or
CASHLESS EXERCISE: In lieu of payment of the aggregate Exercise Price hereof, the attached Warrant is being exercised in accordance with Section 13 of the attached Warrant. Date:_______________

Signed:	________________________________________ (Name of Holder, Please Print) ________________________________________ (Address) ________________________________________ (Signature)

A-1

Exhibit B

ASSIGNMENT

        For value received, the undersigned hereby sells, assigns and transfers unto:

        _________________________
        (Name)

        _________________________
        (Address)

the attached Warrant, together with all right, title and interest therein to purchase __ shares of the Common Stock, and does hereby irrevocably appoint _______________________ as attorney-in-fact to transfer said Warrant on the books of _______________________, with full power of substitution in the premises.

        Done this ______ day of ____________ 20____.

_________________________ (Signature)
_________________________ (Name and title)
_________________________ _________________________ (Address)

B-1

SCHEDULE 1 TO WARRANT

“Common Stock”	means the common stock, par value $0.01 per share, of the Company.

“Common Stock Deemed	Outstanding” means, at any given time, the sum of: (i) the number of shares of Common Stock outstanding at such time, plus (ii) the full number of shares of Common Stock issuable upon conversion, exercise, or exchange of any Common Stock Equivalents outstanding at such time.

“Common Stock Equivalent”	means any security of the Company that is directly or indirectly convertible, exercisable, or exchangeable into Common Stock or any other Common Stock Equivalent at any time.

“Consideration”	means: (i) if the Company issues Common Stock, the gross proceeds received by the Company for each such share of Common Stock; (ii) if the Company issues Common Stock Equivalents, the gross proceeds received by the Company for each such Common Stock Equivalent, plus the minimum aggregate amount of gross proceeds, if any, payable to the Company upon exchange or conversion of each such Common Stock Equivalent; (iii) if the Company issues options or rights to subscribe for or to purchase Common Stock or Common Stock Equivalents, the gross proceeds, if any, received by the Company for each such option or right, plus the minimum aggregate amount of gross proceeds, if any, payable to the Company upon exercise of each such option or right and upon further exchange or conversion of each such Common Stock Equivalent into which such option or right was exercised or converted; (iv) if the Company issues a combination of securities consisting of Common Stock or Common Stock Equivalents and other securities of the Company, and if the amount of gross proceeds allocable to the Common Stock or Common Stock Equivalents is not determinable on its face at the time of such issuance, the portion of gross proceeds received by the Company, as determined in good faith by the Company’s Board of Directors; and (v) if the Company receives any non-cash consideration, the fair value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors.

“Dilutive Transaction”	means any transaction (other than Exempt Transactions) where the Company does any of the following, based on a Per Share Price which is less than the Non-Dilutive Price: (i) issues or sells any options, warrants or other rights to purchase or otherwise acquire any Common Stock or any Common Stock Equivalent; or (ii) decreases the subscription, exercise, conversion or exchange price of the securities described in (i) whether or not issued or sold initially at a Per Share Price in excess of the Non-Dilutive Price.

“EBITDA”	shall have the meaning given such term in the Loan Agreement.

“Employee Options”	means options to purchase shares of Common Stock at a price not less than Fair Market Value (other than non-executive stock option plans that emit the purchase of shares of Common Stock of 85% of Fair Market Value) issued by the Company pursuant to an employee stock option plan approved by the shareholders and Board of Directors of the Company to employees of, consultants to, contractors with, or members of the Board of Directors of, the Company, in connection with or as compensation for the performance of services to the Company.

“Employee Option Shares”	means shares of Common Stock into which Employee Options are exercisable.

“Equity Infusion”	means any cash investment or investments in the equity securities of the Company after the date of this Warrant which in the aggregate equals or exceeds $5,000,000.

“Exempt Transaction”	means any transaction where the Company: (i) issues any Common Stock upon conversion or exercise of securities outstanding or issued as of the date hereof; (ii) issues any Common Stock upon exercise of this Warrant; (iii) issues equity securities as a dividend or upon a stock split; or (iv) issues Employee Options to acquire Employee Option Shares in the aggregate not exceeding the lesser of (A) 10% of the Common Stock Deemed Outstanding (on an as converted, fully diluted basis) as of the date hereof, and (B) 10% of the Common Stock Deemed Outstanding (on an as converted, fully diluted basis) as of the date of issuance of any such share of Common Stock or Common Stock Equivalent.

“Fair Market Value”  of a share of Common Stock means:

(i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ NMS maintained by the National Association of Securities Dealers, Inc., the average of the last reported sale price of a share of the Common Stock on each of the five (5) trading days in the period immediately preceding and including the last trading day prior to the date of determination (or the average closing bid and asked prices for such day if no such sale is made on such day);

(ii) if clause (i) does not apply, and if the prices are reported by the National Quotation Bureau, Inc., the average of the mean of the last reported bid and asked prices reported on each of the five (5) trading days in the period immediately preceding and including the last trading day prior to the date of determination;

(iii) if clauses (i) and (ii) do not apply, and if the transaction involves the sale by the Company of securities to unaffiliated third parties (utilizing the services of an investment banker acceptable to Holder), the applicable per share price in such transaction; and

(iv) in all other cases as determined in good faith by the Board of Directors of the Company and approved by the Holder; provided that if the Holder does not approve such determination by the Board of Directors, the Fair Market Value shall be determined based on earnings and book value and other appropriate items in accordance with the following procedure: (A) the Holder will recommend three qualified, independent appraisers to the Company; and (B) the Company will select one of the three appraisers (to be

(ii)

compensated by the Company) to determine a value, which value will be the “Fair Market Value”. All appraisal costs will be paid by the Company.

        For all purposes, the Company and the Holder agree that the Fair Market Value of the Warrants or Warrant Shares, as the case may be, shall be determined without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests.

“Formula Price”	means the quotient obtained by dividing (i) five times consolidated EBITDA of the Company, plus cash balances of the Company, minus outstanding debt for borrowed money of the Company, by (ii) the number of shares of Common Stock Deemed Outstanding (calculated on an as-converted, fully diluted basis) on the date of such notice.

“IPO”	means an initial public offering and sale of equity securities by the Company, which securities are registered under the Securities Act of 1933, as amended (other than pursuant to a registration statement on Form S-8 or any successor form), and which offering and sale is underwritten by a nationally recognized investment bank.

“Non-Dilutive Price”	means the Fair Market Value of a share of Common Stock on the date of the Dilutive Transaction.

“Other Securities”	means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to the Common Stock, or which shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Warrant.

“Payment Date”	means the date on which all of the Obligations have been irrevocably paid in full in cash and fully performed and the Loan Documents have been terminated.

“Per Share Price”	means the total Consideration for each share of Common Stock or Common Stock Equivalent issued or issuable by the Company in connection with a Dilutive Transaction.

“Purchase Price”	of a share of Common Stock means the Fair Market Value of the Warrants or Warrant Shares, as applicable, on the date of the Put Notice.

“Put Period”	means the period (i) commencing on the earliest of (A) the maturity and/or acceleration of any Obligations, (B) the occurrence of any Event of Default under the Loan Agreement, and/or (C) the Payment Date, and (ii) continuing until the Put Period Termination Date.

“Put Period Termination Date"	means, with respect to any Put Period, the earliest of (A) the Expiration Date, (B) (i) with respect to a Put Period commencing on the Payment Date, the date that is one year from the Payment Date and (ii) with respect to all other Put Periods, the 60th calendar day after the commencement of the Put Period, and (C) the date on which all of the Warrant Shares are transferable without limitation or restriction

(iii)

by the holder thereof, whether pursuant to a registration statement or in a single brokerage transaction under the provisions of Rule 144 or any similar rule then in effect, at a price per share equal to or greater than the Purchase Price, provided that if the Company is prevented from closing the Put for any reason, the Put Period shall be tolled until such time as the restriction is lifted.

“Registrable Securities”	means: (i) all of the shares of Common Stock or Other Securities now held or hereafter acquired by the Holder, including (without limitation) shares of Common Stock constituting Warrant Shares, and (ii) all of the shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of a stock dividend or stock split in connection with a combination of shares, recapitalization, merger, consolidation or other Reorganization or Change of Control. As to any particular Registrable Securities, such securities will cease to be Registrable Securities upon the earlier of (a) when they have been registered under the Securities Act, and registered and qualified under the securities laws of all applicable states, or (b) at such time as all of the Registrable Securities of a holder are transferable without limitation or restriction by the holder thereof in a single brokerage transaction under the provisions of Rule 144 or any similar rule then in effect.

“Reorganization”	means the Company, in any transaction or series of transactions, consolidates or merges with or into another Person, or sells all or substantially all of its assets or stock or other equity securities or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, transaction or series of transactions resulting in any of the foregoing, a “Reorganization”).

“Value Event”	means the date of consummation of any (i) IPO, (ii) Equity Infusion, (iii) Change of Control, or (iv) a Reorganization.

“Weighted Average Per Share	Value” means the amount determined by performing the following calculation and rounding the resulting number to the nearest whole cent: Divide:

(i) the sum of:

(a)	the Non-Dilutive Price of a Warrant Share multiplied by the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Transaction, plus

(b)	the aggregate Consideration, if any, received or to be received by the Company in connection with the Dilutive Transaction, by

(ii) the number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Transaction.

(iv)